Exhibit 99.1

SurModics Reports Third Quarter 2011 Results

Raising Earnings Guidance for Full Year Fiscal 2011

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--August 3, 2011--SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, today reported financial results for the third quarter ended June 30, 2011.

Third Quarter Summary:

  GAAP results:
    Revenue of $18.0 million, up 3% sequentially
    Operating income of $3.4 million
    Net income of $3.8 million
    Diluted EPS of $0.22
  Revenue summary:
    Royalties and license fees – $7.5 million, down 2% sequentially
    Product sales – $5.8 million, unchanged sequentially
    R&D revenue – $4.6 million, up 15% sequentially
  Revenue by business unit:
    Medical Device – $9.6 million, down 4% sequentially
    Pharmaceuticals – $5.0 million, up 19% sequentially
    In Vitro Diagnostics – $3.4 million, up 3% sequentially
  Non-GAAP results (assuming normalized effective tax rate):
    Adjusted net income of $2.3 million
    Adjusted diluted EPS of $0.13
  Operating profit by business unit:
    Medical Device – $4.5 million
    Pharmaceuticals – ($0.8) million
    In Vitro Diagnostics – $1.4 million
    Corporate – ($1.7) million
  Operating cash flow of $3.8 million
  Cash and investments of $63.2 million; zero debt
  5 new licenses signed with SurModics customers
  2 new customer product classes launched by SurModics customers
  Updated guidance for fiscal year 2011:
    Full year revenue in the range of $65 to $68 million; raising the low end of the previous range from $63 to $65 million
    Non-GAAP diluted EPS in the range of $0.28 to $0.38 per share, up from the previous range of $0.13 to $0.26
    GAAP diluted EPS in the range of $0.03 to $0.13, compared to the previous range of a loss of ($0.21) to a loss of ($0.08)

“SurModics had a strong third quarter, delivering sequential growth in revenue and operating income of 3% and 69%, respectively,” said Gary Maharaj, SurModics' president and chief executive officer. “Our renewed focus on our core businesses and disciplined execution in each business contributed to our success during the quarter. Furthermore, we were pleased with the underlying momentum of the business, led by the signing of five new license agreements in our Medical Device business including some in high growth strategic areas for SurModics, as well as the recent launch of our new assay diluent product in our IVD business. Having defined our core business in a crisp and clear manner, we are now actively implementing our strategic plan and are confident in our ability to reach our revised financial targets for the fiscal year. In addition, we are pleased with the progress we are making in our review of strategic alternatives for the Pharmaceuticals business.”

Revenue for the third quarter of fiscal 2011 was $18.0 million, up 3% sequentially compared with $17.5 million in the second quarter, driven by growth in our In Vitro Diagnostics and Pharmaceuticals businesses, offset slightly by lower revenue in our Medical Device business. Operating income was $3.4 million, compared with $2.0 million in the second quarter, driven by higher revenue and prudent expense management. Net income was $3.8 million, compared with $2.5 million in the second quarter. Diluted earnings per share was $0.22, compared with $0.14 in the second quarter. On a non-GAAP basis, assuming a normalized effective tax rate: adjusted net income was $2.3 million, compared with $1.5 million in the second quarter; and adjusted diluted earnings per share was $0.13, compared with $0.08 in the second quarter.

SurModics’ cash and investment balance totaled $63.2 million as of June 30, 2011, with no debt. Operating cash flow for the third quarter was $3.8 million.

Outlook
As a result of better-than-expected nine-month results and our expectations for the remainder of the year, the Company is raising the low end of its full year expected revenue range from $63 to $65 million, and now expects its full year revenue to be between $65 and $68 million. Non-GAAP diluted EPS is now expected to be in the range of $0.28 to $0.38 per share, up from our previous range of $0.13 to $0.26 per share. Including event-specific charges such as restructuring charges and goodwill impairment charges, GAAP diluted earnings per share is now expected to be in the range of $0.03 to $0.13, compared to our previous range of a loss of ($0.21) to a loss of ($0.08).

Live Webcast
SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the quarterly results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com, and click on the webcast icon. A replay of the third quarter conference call will be available by dialing 800-406-7325 and entering conference call ID 4461515. The audio replay will be available beginning at 7:00 p.m. CT on Wednesday, August 3, until 7:00 p.m. CT on Wednesday, August 11.

About SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as our expectations regarding the Company’s performance in the near- and long-term, including our revenues and earnings expectations for fiscal 2011, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully complete our review of strategic alternatives for our Pharmaceuticals business; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; and (3) the factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Revenue
Royalties and license fees	$7,529	$9,356	$22,787	$26,333
Product sales	5,839	5,769	16,449	15,586
Research and development	4,599	3,483	11,393	12,430
Total revenue	17,967	18,608	50,629	54,349

Operating costs and expenses
Product costs	1,704	2,388	5,813	6,820
Customer research and development	4,379	4,642	14,141	12,748
Other research and development	3,522	4,223	8,923	13,507
Selling, general and administrative	4,916	4,944	14,998	13,667
Asset impairment charges	—	191	—	2,265
Restructuring charges	—	—	1,236	1,306
Goodwill impairment charge	—	—	5,650	—
Total operating expenses	14,521	16,388	50,761	50,313
Income (loss) from operations	3,446	2,220	(132)	4,036

Other income (loss)
Investment income	319	539	899	1,120
Impairment loss on investments	—	(2,577)	—	(2,577)
Other income (loss)	319	(2,038)	899	(1,457)
Income before income taxes	3,765	182	767	2,579

Income tax benefit (provision)	77	(1,098)	(608)	(2,005)
Net income (loss)	$3,842	$(916)	$159	$574

Basic net income (loss) per share	$0.22	$(0.05)	$0.01	$0.03

Diluted net income (loss) per share	$0.22	$(0.05)	$0.01	$0.03

Weighted average shares outstanding
Basic	17,437	17,360	17,409	17,373
Diluted	17,529	17,360	17,456	17,385

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	September 30,
	2011	2010
	(Unaudited)
Assets
Current assets
Cash and short-term investments	$34,347	$20,496
Accounts receivable	9,166	8,987
Inventories	3,735	3,047
Other current assets	3,355	4,948
Total current assets	50,603	37,478

Property and equipment, net	63,842	65,395
Long-term investments	28,899	36,290
Other assets	30,105	31,116
Total assets	$173,449	$170,279

Liabilities and Stockholders’ Equity
Current liabilities	$7,523	$7,647
Other liabilities	8,050	8,273
Total stockholders’ equity	157,876	154,359
Total liabilities and stockholders’ equity	$173,449	$170,279

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	June 30,
	2011	2010
	(Unaudited)
Operating Activities:
Net income	$159	$574
Depreciation and amortization	5,397	5,950
Stock-based compensation	3,239	4,192
Goodwill impairment charge	5,650	—
Asset impairment charges	—	2,265
Impairment loss on investments	—	2,577
Deferred taxes	(871)	990
Net other operating activities	(133)	(268)
Change in operating assets and liabilities
Accounts receivable	(179)	568
Accounts payable and accrued liabilities	(565)	531
Income taxes	1,876	(2,796)
Deferred revenue	872	2,881
Net change in other operating assets and liabilities	(425)	(751)
Net cash provided by operating activities	15,020	16,713

Investing Activities:
Net purchases of property and equipment	(3,279)	(7,196)
Payments related to prior business acquisitions	(5,650)	(750)
Net other investing activities	518	(10,325)
Net cash used in investing activities	(8,411)	(18,271)

Financing Activities:
Issuance of common stock	487	892
Purchase of common stock to fund employee taxes	(9)	(393)
Repurchase of common stock	—	(2,032)
Net other financing activities	(41)	72
Net cash provided by (used in) financing activities	437	(1,461)

Net change in cash and cash equivalents	7,046	(3,019)
Cash and cash equivalents
Beginning of period	11,391	11,636
End of period	$18,437	$8,617

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information for the
Three Months Ended June 30, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported GAAP[1]	Adjustments	Adjusted Non-GAAP[2]

Revenue
Royalties and license fees	$7,529	$(49)[3]	$7,480
Product sales	5,839		5,839
Research and development	4,599		4,599
Total revenue	$17,967	$(49)	$17,918

Income from operations	$3,446	$(49)	$3,397

Net income	$3,842	$(1,538)[4]	$2,304

Diluted net income per share[5]	$0.22		$0.13

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
[2]	Adjusted Non-GAAP amounts consider adjustments in the period associated with up-front license fees received under certain of our customer agreements (including our agreement with Genentech) (long-term agreements), and certain other non-recurring or event-specific items recognized in the period in accordance with GAAP.
[3]	Reflects amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements.
[4]	Non-GAAP results assume an effective tax rate of 38.0%.
[5]	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information for the
Nine Months Ended June 30, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP[1]	Adjustments		Non-GAAP[2]

Revenue
Royalties and license fees	$22,787	$103	[3]	$22,890
Product sales	16,449			16,449
Research and development	11,393			11,393
Total revenue	$50,629	$103		$50,732

(Loss) income from operations	$(132)	$6,662	[4]	$6,530

Net income	$159	$4,447	[5]	$4,606

Diluted net income per share[6]	$0.01			$0.26

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (GAAP).
[2]	Adjusted Non-GAAP amounts consider adjustments in the period associated with up-front license fees received under certain of our customer agreements (including our agreement with Genentech) (long-term agreements), and certain other non-recurring or event-specific items recognized in the period in accordance with GAAP.
[3]	Reflects amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements and amounts billed and deferred in the period associated with long-term agreements.
[4]	Reflects restructuring charges of $1,236, goodwill impairment charges of $5,650, government grant income associated with qualifying therapeutic discovery projects of $827, expenses of $500 for certain non-recurring advisory services related to our 2011 Annual Meeting of Shareholders, amortization of deferred revenue recognized in the period under GAAP associated with long-term agreements, and amounts billed and deferred in the period associated with long-term agreements.
[5]	Reflects the after tax impact of the adjustments. The Company’s adjusted non-GAAP effective tax rate for the period was 38.0%. The goodwill impairment charges of $5,650 did not generate a tax benefit.
[6]	Diluted net income per share is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended June 30,
	2011		2010		% Change
Revenue		% of Total		% of Total
Medical Device	$9,557	53.2%	$11,684	62.8%	-18.2%
Pharmaceuticals	4,970	27.7	3,711	19.9	33.9
In Vitro Diagnostics	3,440	19.1	3,213	17.3	7.1
Total revenue	$17,967	100.0%	$18,608	100.0%	-3.4%

	Nine Months Ended June 30,
	2011		2010		% Change
Revenue		% of Total		% of Total
Medical Device	$29,342	58.0%	$33,385	61.4%	-12.1%
Pharmaceuticals	11,804	23.3	12,645	23.3	-6.7
In Vitro Diagnostics	9,483	18.7	8,319	15.3	14.0
Total revenue	$50,629	100.0%	$54,349	100.0%	-6.8%

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating Income (Loss)
Medical Device	$4,516	$5,837	$14,885	$15,799
Pharmaceuticals	(799)	(2,864)	(12,116)	(8,186)
In Vitro Diagnostics	1,426	1,212	3,323	2,572
Corporate	(1,697)	(1,965)	(6,224)	(6,149)
Total operating income (loss)	$3,446	$2,220	$(132)	$4,036

CONTACT:
SurModics, Inc.
Phil Ankeny, Senior Vice President and Chief Financial Officer, 952-500-7000